Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jack Kopnisky, Chief Executive Officer and Stephen Masterson, Chief Financial Officer of Provident New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Annual report on Form 10-K for the year ended September 30, 2012 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 14, 2012	By:	/s/ Jack Kopnisky
Jack Kopnisky
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	December 14, 2012	By:	/s/ Stephen Masterson
Stephen Masterson
Executive Vice President
Chief Financial Officer
Principal Accounting Officer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.